Exhibit 107

Calculation of Filing Fee Tables

S-8

(Form Type)

Entero Therapeutics, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Common Stock, par value $0.0001 per share (“Common Stock”)	Other	275,704(2)	$2.02(4)	$556,922.08	0.00014760	$82.20
	Equity	Common Stock	Other	58,374(3)	N/A	N/A	N/A	N/A
	Total Offering Amounts					$556,922.08	0.00014760	$82.20
	Total Fee Offsets							—
	Net Fee Due							$82.20

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of the common stock of Entero Therapeutics, Inc. (the “Registrant”) that become issuable under the Registrants 2020 Omnibus Equity Incentive Plan, as amended and restated (the “Plan”), by reason of any share splits, share dividends, recapitalization, or other similar transaction effected that results in an increase to the number of outstanding shares of the Registrant’s common stock.
(2)	Shares of common stock issuable pursuant to the Plan. The proposed maximum offering price per share and registration fee were calculated in accordance with Rule 457(c) based on the average of the high and low prices reported in the consolidated reporting system within 5 business days prior to the date of filing the Registration Statement.
(3)	Pursuant to Rule 429 under the Securities Act, this Registration Statement is deemed to be a post-effective amendment to the Registrant’s (i) Registration Statement on Form S-8 (Registration No. 333-271124) filed on April 4, 2023, for which the Registrant paid a registration fee of $92.05 to register 327,565 shares of common stock for issuance under the Plan, and (ii) Registration Statement on Form S-8 (Registration No. 333-274118) file on August 21, 2023, for which the Registrant paid a registration fee of $37.52 to register 850,000 shares of common stock for issuance under the Plan. The number of previously registered shares indicated in the table above gives effect to the 1-for-20 reverse stock split effected by the Company on December 18, 2023.
(4)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act, based on $2.02, the average of the high and low sales price of a share of common stock as reported on The Nasdaq Capital Market on June 18, 2024.